Exhibit 10.2

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is made as of 8 October , 2025, by and among Mr Marcel Fohrmann of Papieri-Platz 1, 6330 Cham, Switzerland (the “Seller”) and Rezolve AI PLC, a public limited company organized under the laws of the England and Wales with registered number 14573691 and having its registered office at 21 Sackville Street, London, England, W1S 3DN (“Buyer”) regarding the acquisition of the entire issued and to be issued share capital of each of Subsquid Labs GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Switzerland with registered number CHE- 240.458.636 and having its registered office at c/o Wadsack Zug AG, Bahnhofstrasse 7, 6300 Zug, Switzerland (the “Company”).

Recitals

WHEREAS the Seller is the owner of 200 (two hundred) quotas in the Company, representing 100% (one hundred percent) of the quota capital of the Company on a fully diluted basis (the “Company Shares").

WHEREAS the Seller desires to sell and transfer the Company Shares to Buyer, and the Buyer has agreed to purchase the Company Shares from the Seller, for the consideration and on the terms and subject to the conditions set forth in this Agreement.

WHEREAS each of: (i) the assignment declaration for the transfer of the Company Shares;

(ii) the general release of any and all claims of the Seller against the Company; (iii) an employment agreement between the Seller and the Company; (iv) a service agreement between Green Trident and the Company; and (v) the Regulatory and Compliance Protocols are each in a form which has been agreed by the Parties prior to the date of this Agreement, and are referred to herein.

NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Agreement

The Parties, intending to be legally bound, agree as follows:

1.
DEFINITIONS.

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

“AMLO” as defined in Section 6.13.

“Applicable Law” -- means applicable provisions of laws, practiced in the jurisdiction where the Company has its registered office and operates its business, in relation to (a) constitutions, treaties, statutes, enactments, acts of legislature, laws (including common law), by-

laws, codes, rules, regulations, ordinances, notifications, guidelines or policies of any Governmental Authorization; (b) laid down by Governmental Body; and (c) orders, decisions, directions, injunctions, judgments, awards and decrees of any Governmental Authorization.

“Applicable Contract” -- any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

“Bad Leaver” -- means the Seller ceasing to be (or gives or is given notice to terminate their employment as) an employee of the Company as a consequence of the Seller's dismissal or termination as an employee for gross misconduct, fraud, dishonesty or being convicted of any criminal offence (other than a road traffic offence which is not punishable by a custodial sentence), or as a consequence of that person's resignation in such circumstances.

“Balance Sheet” -- as defined in Section 6.4.

“Bank Accounts” -- means each of the accounts in the name of the Company, as listed in the Appendix to this Agreement, in each case such accounts being free and clear of any liens, security interests, charges, encumbrances, equities, and other adverse claims.

“Bank Account Excerpts” -- an electronic excerpt of each of the Bank Accounts as per Closing Date including a transaction history for the last 20 Business Days, signed by the Management.

“Business Day” -- means a day (other than a Saturday or Sunday or a national holiday) on which scheduled commercial banks are open for business in London, England and Zug, Switzerland.

“Buyer” -- as defined in the preamble of this Agreement.

“Closing” -- as defined in Section 4.1.

“Closing Date” -- as defined in Section 4.1.

“Company” -- as defined in the Recitals of this Agreement.

“Company Shares” -- as defined in the Recitals of this Agreement.

“Company Wallets” -- means each of the wallets listed in the Appendix to this Agreement.

“Contract” -- any legally binding written or oral arrangement, including any contract, agreement, lease, sublease, security agreement, deed, undertaking, joint venture, understanding, concession, purchase or sale order, license, permits, instrument, indenture, note, bond, loan, instrument, commitment, conditional sales contract, or mortgage (including any amendment, extension, renewal, guarantee or other supplement with respect thereto) or obligation to which the Party in question is a party.

“Daily VWAP” -- means for any VWAP Trading Day, the volume-weighted average share price of the Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg in respect of the period from the scheduled open of trading on the NASDAQ Stock Market for the RZLV Shares to the scheduled close of trading of the primary trading session on such VWAP Trading Day. The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours;

“Damages” -- as defined in Section 10.2.

“Encumbrance” -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Fairly Disclosed” -- shall mean a fair and not misleading disclosure of a fact or matter in this Agreement, any Annex or Schedule hereto or in the VDR, as to enable the Purchaser upon first reading and without making any further inquiries or cross examinations of other documents to identify and accurately assess the fact or matter concerned.

“Fundamental Warranties” -- means the warranties provided in Sections 6.2, 6.3, 6.6 and 6.19(b).

“GAAP” -- generally accepted accounting standards in Switzerland pursuant to the Swiss Code of Obligations.

“Governmental Authorization” -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” -- any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission, regulator, arbitral body or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, arbitral or administrative functions of or pertaining to government and any executive official thereof or any other responsible for the authorisation, regulation, licensing and/or supervision of any Person.

“Green Trident” -- means Green Trident FZ-LLC, a limited liability company with registration number VUPR1118 and with its registered office address at Compass building - Al Hulaila, AL Hulaila Industrial Zone-FZ, Ras Al Khaimah, United Arab Emirates.

“GT Service Agreement” -- as defined in Section 4.3(a)(vi)(4).

“Initial VWAP" -- means the average of the Daily VWAPs for each VWAP Trading Day in the 5 VWAP Trading Days ending on and including the VWAP Trading Day immediately prior to the date of this Agreement.

“Intellectual Property Assets” -- as defined in Section 6.23.

“Knowledge of Buyer” -- the actual knowledge of any officer or director of the Buyer, subject to a duty of reasonable inquiry.

“Knowledge of the Seller” -- the actual knowledge of each of the Seller, subject to a duty of reasonable inquiry.

“Legal Requirement” -- means the requirements of: (i) any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty; (ii) Governmental Authorizations; and (iii) orders, decisions, directions, injunctions, judgments, awards and decrees of any Governmental Body.

“Lock Up Agreement(s)” – means the lock up agreement between the Seller and the Buyer in the agreed form as set out in Appendix 4.3c and the lock up agreement between the Seller and Green Trident in the agreed form as set out in Appendix 4.3d.

“Management” -- means the managing director(s) of the Company.

“Material Claim” -- means any claim for losses arising out of a breach of the representations and warranties of the Seller set out in Section 6, but only to the extent that the amount of such claim exceeds USD 500,000.

“Material Adverse Effect” -- any event, occurrence, fact, condition, development or change that: (i) has had, individually or in the aggregate, an effect that is materially adverse to the business or assets of the Company, the value of the Company Shares or the results of operations, or condition (financial or otherwise) of the Company; or (ii) prevents or impairs the ability of any of the Seller to perform its or their obligations under this Agreement or to consummate the transactions contemplated hereby. For the avoidance of doubt, fluctuations in the value of the SQD Token, including a substantial or complete loss of value, shall not be deemed a Material Adverse Effect, except to the extent such fluctuations directly result from any action taken by the Seller, it being understood that any sale of SQD Tokens by the Seller shall not be deemed such action.

“MICAR” -- as defined in Section 7.5.

“One Year VWAP” -- means the average of the Daily VWAPs for each VWAP Trading Day in the 5 VWAP Trading Days ending on and including the VWAP Trading Day immediately prior to the first anniversary of this Agreement.

“Order” -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Ordinary Course of Business” -- in the ordinary course of business of the Company, as applicable, consistent with past practice (including with respect to frequency and amount).

“Organizational Documents” -- (a) the articles of association, the deed of incorporation, the organizational rules and/or the constitution of a corporation or limited liability company (as applicable); and (b) any amendment to any of the foregoing.

“Organizational Rules” -- means the organization rules of the Company in the agreed form as attached in Annex 4.3f; and as adopted by the Company in accordance with clause 4.3(a)(v)(4), and as amended from time to time.

“Parties” -- each of the Buyer and the Seller.

“Person” -- any individual, corporation, limited liability company, partnership, trust or other entity.

“Proceeding”-- any action, arbitration, audit, hearing, investigation (whether by a regulator or otherwise), enforcement action, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Quotaholders’ Meeting”-- the meeting of the quotaholders of the Company or a written (circular) resolution of the quotaholders.

“Regulatory and Compliance Protocols” -- means the regulatory and compliance protocols in the agreed form.

“Related Person” -- with respect to a particular individual:

(a)
each other member of such individual’s Family;
(b)
any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family;
(c)
any Person in which such individual or members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and
(d)
any Person with respect to which such individual or one or more members of such individual’s Family serves as a director or officer (or in a similar capacity).

With respect to a specified Person other than an individual:

(a)
any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;
(b)
any Person that holds a Material Interest in such specified Person;
(c)
each Person that serves as a director or officer of such specified Person (or in a similar capacity);
(d)
any Person in which such specified Person holds a Material Interest;

(e)
any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and
(f)
any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the “Family” of an individual includes (i) the individual,

(ii) the individual’s spouse, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 51% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 51% of the outstanding equity securities or equity interests in a Person.

“Representative” -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"RZLV Shares" -- ordinary shares of £0.0001 each in the share capital of Rezolve AI PLC;

“Securities Act” -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Seller” -- as defined in the first paragraph of this Agreement.

“Seller's Bank Account” -- means the bank account of the Marcel Fohrmann, maintained with Zuger Kantonalbank, with IBAN CH91 0078 7785 9545 8369 0 and BIC KBZGCH22XXX.

"SQD Token" -- means the native crypto-asset of the Subsquid Network deployed on the Ethereum network under the contract 0x1337420dED5ADb9980CFc35f8f2B054ea86f8aB1 and bridged to Arbitrum One.

"SQD White Paper" -- means the SQD Token White Paper located at https://cdn.sqd.ai/sqd.ai_mica.pdf.

“Subsidiary” -- with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

"Subsquid Network" -- means the distributed query engine and decentralized data lake developed by the Company, designed to make blockchain data accessible and usable at any scale.

“Swiss Code of Obligations”-- means the Swiss Code of Obligations as of March 30, 1911, as amended from time to time.

“Tax” -- any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

“Tax Return” -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Tech and Product Roadmap” -- means the tech and product roadmap for the Subsquid Network in the form agreed in accordance with Section 4.9 and as amended with the written consent of the Seller from time to time.

"Two Year VWAP" -- means the average of the Daily VWAPs for each VWAP Trading Day in the 5 VWAP Trading Days ending on and including the VWAP Trading Day immediately prior to the second anniversary of this Agreement.

“VDR” -- means the virtual data room providing the documents and information provided to the Buyer during the due diligence up to and including October 7, 2025, which are, for evidentiary purposes, stored in electronic form on a data carrier as delivered by the Seller to the Buyer at Closing.

“VWAP Trading Day” -- means a day during which trading in the RZLV Shares occurs on the NASDAQ Stock Market.

2.
Sale And Transfer Of Shares; Closing.

2.1
Company Shares. Subject to the terms and conditions of this Agreement (including the satisfaction of the Conditions Precedent set out in Section 3), the Seller will sell and, on the Closing Date, transfer and assign the Company Shares to the Buyer, and the Buyer will purchase and, on the Closing Date, accept the transfer and assignment of the Company Shares from Seller, together with all rights, title and interests therein, free and clear of any and all encumbrances.

2.2
Consideration. In consideration for the sale of the Company Shares, the Buyer shall pay to the Seller:
(a)
an aggregate amount of USD 5,060,000 (five million sixty thousand US dollars), comprised of
(i)
USD 3,560,000 in cash (the “Cash Consideration”); and
(ii)
USD 1,500,000 in RZLV Shares, calculated as set out in Section 4.4 (the

“Equity Consideration”);

(b)
USD 1,750,000in RZLV Shares, calculated as set out in Section 4 (the

“First Year Consideration”); and

(c)
USD 1,750,000 in RZLV Shares, calculated as set out in Section 4 (the

“Second Year Consideration”).

3.
Conditions Precedent.

3.2
Conditions Precedent. The obligation of Buyer to purchase the Company Shares shall be conditional upon fulfillment of each of the following conditions (“Conditions Precedent”), to the reasonable satisfaction of (or subject to the written waiver by) the Buyer, the Company shall have obtained and provided to the Buyer copies of all necessary corporate authorizations, consents and approvals of its Quotaholders’ Meeting and Management, and consents of government authorities, if any, for the execution and to enter into Transaction Documents and for the consummation of the transactions contemplated thereby.
3.3
Long Stop Date. The Seller shall, in good faith, take all necessary or desirable steps to secure the satisfaction of the Conditions Precedent and undertake all actions as may be necessary or desirable to facilitate the consummation of the transactions contemplated under this Agreement promptly, and in any case, within 20 Business Days of the date of this Agreement (or such other time as the Buyer may agree in writing) (“Long Stop Date”).
3.4
Fulfilment of Conditions Precedent. On the date when the Conditions Precedent have been fulfilled, or have been waived, in each case prior to the Long Stop Date, the Seller and the Company shall jointly furnish a written notice to the Buyer (“CP Confirmation Letter”) along with duly authenticated copies of all necessary documents evidencing such fulfilment or waiver.
3.5
Upon receipt of the CP Confirmation Letter, the Buyer shall: (i) inform the Seller of any deficiencies therein within a period of 7 (seven) days and the Seller shall rectify the same to the satisfaction of the Buyer prior to the Long Stop Date; or (ii) if the Buyer is satisfied that the Conditions Precedent have been fulfilled (or waived), in each case prior to the Long Stop Date, inform the Seller and the Company of the same in writing (“CP Satisfaction Letter”).

4.
Closing
4.2
Closing. The purchase and sale provided for in this Agreement will take place on the 10th (Tenth) Business Day after the issuance of CP Satisfaction Letter, or on such other date as may be agreed in writing between the Parties (“Closing”, and the date of Closing being the “Closing Date”).
4.3
Simultaneous actions. All actions contemplated by this Agreement to be consummated at Closing (including the Closing Obligations set out in Section 4.3) shall be effective simultaneously and Closing shall not be deemed to have been consummated unless all such actions are completed.
4.4
Closing Obligations.
(c)
At the Closing:
(i)
the Seller shall deliver to the Buyer (1) an assignment declaration in agreed form for the transfer of the Company Shares (duly executed in favour of the Buyer), (2) a duly signed general release of any and all claims of the Seller against the Company in the agreed form, (3) the duly signed bring down certificate, (4) a duly signed quota register (Anteilbuch) and register of beneficial owners (Verzeichnis der wirtschaftlich berechtigten Personen) of the Company evidencing the Buyer as the sole quotaholder of the Company, and (5) the Bank Account Excerpts, evidencing a cash balance as referenced in Section 6.6;

(ii)
the Seller shall procure that the Company shall modify the access controls and authorisation protocols applicable to the Company Wallets such that no transfer, transmission, exchange, sale, purchase, pledge, encumbrance, or other disposition of digital tokens, virtual currencies, cryptocurrencies, or other blockchain-based digital assets (including, without limitation, SQD Tokens), or any other action that would result in a change to the balance or status of any digital tokens, virtual currencies, cryptocurrencies, or other blockchain-based digital assets (including, without limitation, SQD Tokens), held in any Company Wallet may be executed or initiated using any Company Wallet without the prior written authorisation of the Chief Financial Officer of the Buyer from time to time (being Richard Burchill as at the date of this Agreement);
(iii)
the Buyer shall pay in US Dollars (USD) in cleared funds and by way of electronic funds transfer an aggregate amount equal to the Cash Consideration to the Seller by making a payment to the Seller's Bank Account, and such payment by the Buyer of such amount shall constitute a good and sufficient discharge for the Buyer of its obligations to pay such amounts and the Buyer shall not be concerned to see to the application of the monies so paid;

(iv)
the Seller shall have caused the Company to have convened a Quotaholders’ Meeting of the Company at which the following resolutions shall have been adopted (subject to Closing taking place) and deliver a copy of such minutes to the Buyer:
(1)
approval of the transfer of the Company Shares to the Buyer;
(2)
appointment of such person as is nominated by Buyer, as second managing director of the Company;
(3)
constitution of the Management, granting of signature rights to any newly appointed managing director as are nominated by Buyer as signatories of the Company; and
(4)
approval of the employment agreement between the Seller and the Company in the agreed form as attached in Annex 4.3a;
(v)
the Seller shall have caused the Company to have convened a meeting of the Management at which following resolutions shall have been adopted (subject to Closing taking place):
(1)
registration of the transfer of the Company Shares to the Buyer in the quota register and the register of beneficial owners of the Company;
(2)
approval of a change or amendment in the authorized signatories: (i) to the Bank Accounts and Company Wallets of the Company; and (ii) for all other transactional activities of the Company, in each case, as required by the Buyer;
(3)
granting of signature rights to any newly appointed officer or signatories and approval of the appointment of such persons as are nominated by Buyer, as officers or signatories of the Company;
(4)
implementing of organizational rules in the agreed form as

attached in Annex 4.3f;

(5)
approval of a change to the registered office of the Company to such address nominated by the Buyer;

(6)
approval of the GT Service Agreement; and
(7)
approval and adoption of the Regulatory and Compliance

Protocols;

(vi)
the Seller shall deliver to the Buyer:
(1)
an up-to-date shareholder register of the Company showing

the Buyer as the owner of the Company Shares;

(2)
an up-to-date register of beneficial owners showing the Buyer as the beneficial owner of the Company Shares;
(3)
an employment agreement between the Seller and the Company in the agreed form as attached in Annex 4.3a, duly signed and stamped by the Seller and the Company;
(4)
a service agreement between Green Trident and the Company in the agreed form as attached in Annex 4.3b (the "GT Service Agreement"), duly signed and stamped by Green Trident, Dimitrii Zhelezov and the Company;
(5)
a Lock Up Agreement between the Buyer and the Seller, in the agreed form as attached in Annex 4.3c, duly signed and stamped by the Seller;
(6)
a Lock Up Agreement between the Buyer, Green Trident and Dmitrii Zhelezov, in the agreed form as attached in Annex 4.3d, duly signed and stamped by Green Trident and Dmitrii Zhelezov;
(7)
a warrant instrument in the agreed form as attached in Annex 4.3e, duly signed and stamped by Green Trident; and
(8)
a copy of the VDR stored in electronic form on a data carrier;
(vii)
the Buyer shall deliver to the Seller:

(1)
a Lock Up Agreement between the Buyer and the Seller, in the agreed form as attached in Annex 4.3c, duly signed and stamped by the Buyer;
(2)
a Lock Up Agreement between the Buyer, Green Trident and Dmitrii Zhelezov, in the agreed form as attached in Annex 4.3d, duly signed and stamped by the Buyer; and
(3)
a warrant instrument in the agreed form as attached in Annex 4.3e, duly signed and stamped by the Buyer.

4.4
As soon as reasonably practicable following Closing (but in any event by not later than 20 Business Days following the Closing Date), the Buyer will deliver to the benefit of the Seller (subject to the terms of the Lock Up Agreement entered into between the Buyer and the Seller) such number of fully paid, non-assessable, freely transferable RZLV Shares equal to USD 1,500,000 calculated by reference to the Initial VWAP (the "Equity Consideration Shares"), by allotting such shares directly to GTU Ops Inc to be held in depositary receipt form for the benefit of the Seller and the Seller's name is to be entered on the register of depositary receipts (as held by Computershare Trust Company N.A) as the beneficial holder of the Equity Consideration Shares to which the Seller is entitled (with such entitlement to be represented by the issue of depositary receipt certificates by Computershare), and the allotment of the Equity Consideration Shares in the manner described in this Section 4.4 shall be in full satisfaction by the Buyer of the Equity Consideration. Any transfer taxes, stamp duties or issuance/registration fees arising from the issuance of the Equity Consideration Shares shall be borne by the Buyer. In addition, the Buyer shall bear all costs and expenses associated with the issue of the Equity Consideration Shares into the custody of GTU Ops Inc. and related issue of the depositary receipts.
4.5
The Seller shall ensure that the Company and its directors shall undertake all actions necessary (including passing of all resolutions and the filing of all relevant forms with the Registrar of Companies) to authorize appointment of the persons nominated by the Buyer pursuant to Section 4.3(a)(v)(3) as managing director(s) on the Management.
4.6
Subject to Section 4.7, as soon as reasonably practicable but in any event no later than 30 Business Days following the first and the second anniversary of Closing, respectively:
(a)
the first anniversary of Closing, the Buyer will deliver to the benefit of the Seller (subject to the terms of the Lock Up Agreement entered into between the Buyer and the Seller) such number of fully paid, non-assessable, freely transferable RZLV Shares equal to a net amount of USD 1,750,000 calculated by reference to the One Year VWAP (the "First Year Consideration Shares"); and
(b)
the second anniversary of Closing, the Buyer will deliver to the benefit of the Seller (subject to the terms of the Lock Up Agreement entered into between the Buyer and the Seller) such number of fully paid, non-assessable, freely transferable RZLV Shares equal to a net amount of USD 1,750,000 calculated by reference to the Two Year VWAP (the "Second Year Consideration Shares"),

in each case by allotting such shares directly to GTU Ops Inc to be held in depositary receipt form for the benefit of the Seller and the Seller's name is to be entered on the register of depositary receipts (as held by Computershare Trust Company N.A) as the beneficial holder of the First Year Consideration Shares and/or Second Year Consideration Shares (as applicable) to which the Seller is entitled (with such entitlement to be represented by the issue of depositary receipt certificates by Computershare), and the allotment of the First Year Consideration Shares and the Second Year Equity Consideration Shares in the manner described in this Section 4.6 shall be in full satisfaction by the Buyer of the First Year Consideration and the Second Year Consideration. Any transfer taxes, stamp duties or issuance/registration fees arising from the issuance of the First Year Consideration Shares or the Second Year Consideration Shares shall be borne by the Buyer. In addition, the

Buyer shall bear all costs and expenses associated with the issue of the Equity Consideration Shares into the custody of GTU Ops Inc. and related issue of the depositary receipts.

4.7
Notwithstanding Section 4.6, the obligation on the Buyer to issue the First Year Consideration Shares and the Second Year Consideration Shares shall only apply if at the time the relevant RZLV Shares are to be issued:
(a)
the Seller has not resigned (or given notice to resign) from his employment with the Company or such employment has not been terminated (or is under notice of termination) in circumstances where the Seller is a Bad Leaver;
(b)
the Seller has not committed a material breach of any non-compete obligations owed to the Company, the Buyer or its Subsidiaries whether under the Seller's terms of employment or otherwise;
(c)
no Material Claim has arisen or is otherwise outstanding in respect of the representations and warranties of the Seller as set out in Section 6; and
(d)
there has been no breach of the organizational rules of the Company which has resulted in a Material Adverse Effect having occurred.
4.8
In respect of the First Year Consideration Shares and the Second Year Consideration Shares:
(a)
the First Year Consideration Shares and the Second Year Consideration Shares shall be delivered free and clear of, and without any deduction or withholding for, any Swiss taxes or social security contributions of any kind;
(b)
the Seller shall receive the full number of such shares as if no deduction or withholding were required;
(c)
the Company shall bear and be solely responsible for all Swiss income taxes, withholding taxes, social security contributions, and similar charges arising in connection with the delivery of the First Year Consideration Shares and the Second Year Consideration Shares;
(d)
if applicable law requires the Company to withhold or remit any Swiss taxes or social security contributions in connection with such delivery, the Company shall withhold and remit such amounts to the competent authorities correctly, completely, and in a timely manner; and

(e)
if the Seller becomes liable to pay or bear any Swiss income taxes, withholding taxes, social security contributions, or similar charges (including any related interest, penalties, or costs) in respect of the delivery of the First Year Consideration Shares or the Second

Year Consideration Shares, the Buyer shall indemnify and hold the Seller harmless on a grossed- up basis. After such indemnification, the Seller shall be in the same net economic position as if no such taxes or contributions had been imposed.

The Seller shall notify the Buyer within 10 Business Days after receiving any assessment, decision, or other notice that could result in a claim under this Section 4.8, and the Buyer, the Seller, and the Company shall cooperate in good faith and exchange all documents and information reasonably required for the correct and timely assessment, withholding, remittance, and reporting of any taxes or social security contributions related to this Agreement.

4.9
As soon as reasonably practicable following Closing (and, in any event, within 30 days thereof), the Buyer and the Seller shall agree the Tech and Product Roadmap.
4.10
Following Closing, the Buyer shall, subject to the provisions of applicable law and to obtaining all consents necessary to do so and where grants are to be made under any Buyer equity incentive plan subject to there being sufficient headroom in any associated limits in such plan, grant stock options (or any similar instrument) exercisable for an aggregate number of RZVL Shares equal to USD 2,000,000 calculated by reference to the Initial VWAP to such employees and consultants of the Company (other than the Seller, Green Trident, Dimitrii Zhelezov and any of their respective Related Persons; and provided that no stock option (or similar instrument) shall, unless the Buyer determines otherwise, be granted to any person who is not a service provider or is not an individual) as are agreed by the Buyer and the Seller from time to time. Such stock options (or similar securities) will have an exercise price of £0.0001 per RZLV Share (subject to any adjustments required to take account of any variation of share capital) and, provided that the grantee is still employed or contracted by the Company at the time, such grantee’s options will be fully vested and exercisable as of the first anniversary of the grant date. Subject to applicable law, the grantee (and not the Buyer, the Company or any of their respective Subsidiaries) shall be responsible for all Tax payable in connection with the grant and exercise of such stock options (or similar securities). Notwithstanding the foregoing, the Buyer and the Seller may, at the time of such grants, agree on the most advantageous manner in structuring the terms of the grants (including from a Tax perspective). For the avoidance of doubt, where a stock option is granted and is then exercised or lapsed, the resulting shares shall not be required to be re-granted under this Section 4.10.
5.
Post-Closing Working Capital Contributions and Token Commitment

(a)
Subject to Section 5(e), the Buyer undertakes to contribute an aggregate amount of at least US$5,000,000 to the Company’s capital reserve (Kapitaleinlagereserve) (in one or more instalments) within 45 days after Closing to be used by the Company as necessary in connection with capital and operational expenditure requirements set out in the Tech and Product Roadmap (as agreed in accordance with Section 4.8 and as amended with the written consent of the Seller from time to time).
(b)
Subject to Section 5(e), the Parties acknowledge the intention of the Buyer to make available to the Company’s capital reserve (Kapitaleinlagereserve) an aggregate amount of USD 15,000,000 (fifteen million US dollars) within the twenty-four (24) months after Closing.

(c)
Subject to Sections 5(e)(iv) and 5(e)(v), the Buyer shall purchase on the open market SQD Tokens in the amount of USD 10,000,000 (ten million US dollars) within 14 days after Closing.
(d)
Subject to Section 5(e), the Buyer shall commit to acquire SQD Tokens on the open market in an amount equal to:

(i) 1% of its annual revenues in respect of the fiscal year ending

31 December 2025 (as determined in the annual accounts of the Buyer, prepared in accordance with US GAAP) on or before 31 December 2026;

(ii) 1% of its annual revenues in respect of the fiscal year ending

31 December 2026 (as determined in the annual accounts of the Buyer, prepared in accordance with US GAAP) on or before 31 December 2027; and

(iii) 1% of its annual revenues in respect of the fiscal year ending

31 December 2027 (as determined in the annual accounts of the Buyer, prepared in accordance with US GAAP) on or before 31 December 2028.

The commitment contained in this Section 5(d) shall remain confidential and shall not be publicly announced.

(e)
The obligations contained in Sections 5(a), 5(b) and 5(d) shall apply only if at the relevant time paragraphs (i) – (v) below are fulfilled and the obligations contained in Section 5(c) shall apply only if at the relevant time paragraphs (iv) and (v) below are fulfilled:

(i) the Seller has not resigned (or given notice to resign) from his employment with the Company or such employment has not been terminated (or is under notice of termination) in circumstances where the Seller is a Bad Leaver;

(ii) the GT Service Agreement has not been terminated (and no notice of termination has been served by either party thereto);

(iii) none of the Seller, Green Trident nor Dimitrii Zhelezov has committed a material breach of any non-compete obligations owed to the Company, the Buyer or its Subsidiaries whether under the Seller's terms of employment, the GT Service Agreement or otherwise;

(iv) no Material Claim has arisen or is otherwise outstanding in respect of the representations and warranties of the Seller as set out in Section 6; and

(v) no Material Adverse Effect has occurred.

6.
Representations And Warranties Of The Seller.

The Seller represents and warrants to the Buyer that the representations and warranties set forth in this Section 6 are true and correct on both the date of this Agreement and the Closing, except that: (i) those representations and warranties which are explicitly made as of a specific date shall be true and correct only as of such date; and (ii) other than the Fundamental Warranties, the representations and warranties are subject to the documents or information Fairly Disclosed and provided only to the Seller’s best knowledge (having made reasonable enquiry of Dmitrii Zhelezov):

6.1
Organization and Good Standing.
(a)
The Company is a limited liability company (Gesellschaft mit beschränkter Haftung), duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts.
(b)
The Seller has delivered to the Buyer copies of the Organizational Documents of the Company, as currently in effect.
6.2
Authority; No Conflict.
(a)
This Agreement constitutes the legal, valid, and binding obligation of the Seller which is enforceable against the Seller in accordance with its terms. Upon the execution and delivery by the Seller of the certificates conferring to the Buyer all rights, title and interest in the Company Shares (collectively, the “Seller Closing Documents”), the Seller Closing Documents will constitute the legal, valid, and binding obligations of the Seller, which are enforceable against the Seller, in accordance with their respective terms. The Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Seller Closing Documents and to perform their obligations under this Agreement and the Seller Closing Documents.
(b)
Except as Fairly Disclosed, neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time):
(i)
contravene, conflict with, or result in a violation of: (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or management or quotaholders of the Company;
(ii)
contravene, conflict with, or result in a violation of, or give any Governmental Body having jurisdiction over the Company or the Seller, or other Person pursuant to a valid statutory or contractual right the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or the Seller, or any of the assets owned or used by the Company, may be subject, except, in each case, for violations that would not reasonably be expected to give rise to a Material Adverse Effect;
(iii)
contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company, except, in each case, for violations that would not reasonably be expected to give rise to a Material Adverse Effect;
(iv)
contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract that involves performance of services or delivery of goods, whether by the Company or to the Company, of an amount or value in excess of US$100,000; or
(v)
result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

Except as Fairly Disclosed, neither the Seller nor the Company are or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

6.3
Capitalization.
(b)
The authorized equity securities of the Company consists of the Company Shares, being 200 quotas, par value CHF 100 (100 Swiss Francs) per quota, of which 200 quotas par value CHF 100 (100 Swiss Francs) per quota are issued and outstanding, and the Company Shares constitute all the issued and outstanding shares of the Company. Together the Seller is the record and beneficial owner and holder of 100% of the equity securities of the Company, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company has been duly authorized and validly issued and are fully paid and non- assessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own (and has never owned), or has (or has ever had) any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. The Company does not have any outstanding securities that are exercisable for or convertible into equity securities of the Company. The Company has no obligations for borrowed money or in respect of loans or advances
6.4
Financial Statements. The Seller has delivered to the Buyer an unaudited balance sheet of the Company as of December 31, 2024 (the “Balance Sheet”) and the related unaudited statements of income for the 12 months then ended. Such financial statements fairly present the financial condition and the results of operations of each Group Company as at the dates of, and for the periods referred to in, such financial statements, all in accordance with GAAP, subject, to the absence of notes; the financial statements referred to in this Section 6.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Group Companies, as applicable, are required by GAAP to be included in the financial statements of any Group Company.
6.5
Books and Records. The books of account, and other records of the Company, all of which have been made available to the Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of applicable law, as amended.
6.6
Solvency. As at Closing, the Company will have sufficient unrestricted and uncommitted cash, which is not Encumbered (being at least a net cash amount of USD$5,700,000) available in its Bank Accounts, as evidenced by the Bank Account Excerpts, and shall be solvent at Closing.
6.7
Condition and Sufficiency of Assets. The Company has no buildings, plants, structures, and equipment other than those reflected in the Balance Sheet of the Company. The assets, information and rights of any type currently held by the Company constitute all of the assets, information and rights of any type necessary for the operation of the Company’s business as it is currently conducted.
6.8
Accounts Receivable. All accounts receivable of the Company that are reflected on the Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date, to the Knowledge of the Seller, current and collectible net of the respective reserves shown on the Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material and adverse change in the composition of such Accounts Receivable in terms of aging). There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. A complete and accurate list of all Accounts Receivable as of the date of the Balance Sheet to the extent not yet paid as of September 30 2025 has been Fairly Disclosed.
6.9
Accounts Payable. All accounts payable of the Company that are reflected on the Balance Sheet or on the accounting records of the Company as of the Closing Date are materially accurate.
6.10
No Undisclosed Liabilities. Except as Fairly Disclosed, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date thereof.

6.11
Taxes.
(a)
The Company has timely paid all Taxes required to be paid by them on or before the date hereof (including all Taxes shown due and owing on any Tax Return) and filed or caused to be filed (on a timely basis since its incorporation) all Tax Returns that are or were required to be filed by or with respect to it in all jurisdictions in which such Tax Returns are required to be filed. The Seller has Fairly Disclosed copies of all such Tax Returns relating to income taxes filed by the Company for financial year 2021/2022 and 2023. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller or by the Company, except such Taxes, if any, as are Fairly Disclosed and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet.
(b)
The Company has withheld from each payment made to any Person, including (without limitation) any employee, officer or director, all amounts required by applicable Law to be withheld, and have remitted such withheld amounts within the prescribed periods (or made adequate provision for the payment of such amounts) to the appropriate Governmental Authority, and have complied with all reporting and record keeping requirements related thereto. The Company has deducted, withheld or remitted, as applicable, all pension contributions, pension plan contributions, employment insurance premiums, employer health taxes and other Taxes payable or required to be deducted, withheld or remitted by them in respect of their respective employees (or made adequate provision for the payment of such amounts) to the appropriate Governmental Authority within the time required under Applicable Law.
(c)
There are no Liens for Taxes (other than unregistered Liens for Taxes, assessments, or similar charges not yet due and payable) upon any of the assets of the Company.
(d)
The unpaid Taxes of the Company (i) did not, as of the date of the Balance Sheet, exceed the reserve for Tax liability set forth on the face of the Balance Sheet (rather than in any notes thereto) and (ii) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company in filing their Tax Returns. Since the date of the Balance Sheet, the Company has not incurred any liability for Taxes outside the Ordinary Course of Business.
(e)
The Company has properly: (i) collected and remitted value added, and similar Taxes required to be collected and remitted by it.
(f)
The Company has not acquired property from a Person with whom the relevant the Company was not dealing at arm’s length in circumstances that would result in the Company becoming liable to pay Taxes of such Person. The Company has not made a supply of property or service to a Person with whom the Company was not dealing at arm’s length for consideration the fair market value of which was less than the fair market value of the property or service at the time of (in the case of property) the disposition of the property or (in the case of services) the provision of receipt of the services.

(g)
The Company will not be required to include in a taxable period ending after the Closing Date any amount of net taxable income (after taking into account deductions claimed for such a period that relate to a prior period) attributable to income that accrued, or that was required to be reported for financial accounting purposes, in a prior taxable period but that was not included in taxable income for that or another prior taxable period.
(h)
There are no Tax deficiencies that have been claimed, proposed, or asserted in writing against the Company that have not been fully paid or finally settled and there are no discussions, audits, or assertions now pending, or to the Knowledge of the Seller, threatened, in respect of Taxes due from or with respect to a the Company.
(i)
The Company has not received from any Tax authority (including jurisdictions where the Companies have not filed Tax Returns) any, and none of the following are threatened, (A) notice indicating an intent to open an audit or other review, (B) request for information related to Tax matters, or (C) notice of deficiency or proposed adjustment or notice of reassessment for any amount of Tax proposed, asserted, or assessed by any Tax authority against the Company.
(j)
no claim has been made by a Tax authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction.
(k)
the Company is not, and has not been, subject to Tax in any jurisdiction other than the respective country of incorporation, or formation by virtue of having a permanent establishment or other place of business or taxable presence in any country other than the country under the Laws of which such the Company is organized.
(l)
Except as Fairly Disclosed, neither the Seller nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.
(m)
The charges, accruals, and reserves with respect to Taxes on the books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company’s liability for Taxes. All Taxes that the Company are or were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.
(n)
All Tax Returns filed by the Company are true, correct, and complete.
(o)
The Buyer is aware that the Company is taxed for income tax purposes according to the cost plus 5% taxation model and is therefore not permitted to make dividend distributions.

The representations in this Section 6.11 represent the sole representations and warranties with respect to Tax contained in this Agreement.

6.12
No Material Adverse Effect. Since the date of the Balance Sheet, there has not been any Material Adverse Effect on the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that is reasonably likely to result in such a Material Adverse Effect.
6.13
AML Compliance. The Company complies with all applicable obligations under Swiss AML legislation and in particular, all credit transactions carried out by the Company are, and at all times have been, below the thresholds of article 8 para. 1 let. a and b Swiss Ordinance on Combating Money Laundering and Terrorist Financing (AMLO).
6.14
Compliance With Legal Requirements; Governmental Authorizations.
(a)
The Company complies with all applicable obligations under Swiss law and MICAR as well as the regulations of any exchange where the Issuer initiated a listing or admission to trading of the SQD Token, including proper notification to the Central Bank of Ireland and adherence to all disclosure requirements.
(b)
Except as Fairly Disclosed:
(i)
the Company is, and at all times since its incorporation has been, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;
(ii)
no event has occurred or circumstance exists that (with or without notice or lapse of time): (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any material Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and
(iii)
the Company has not received, at any time since its incorporation, any written or, oral notice or other communication from any Governmental Body or any other Person regarding: (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any material Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.
(c)
A complete and accurate list of all material Governmental Authorizations that are held by the Company or that otherwise relate to the business of, or to any of the assets owned or used by, the Company have been Fairly Disclosed. Each Governmental Authorization listed or required to be listed as Fairly Disclosed is valid and in full force and effect. Except as Fairly Disclosed:
(i)
the Company is, and at all times since its incorporation has been, in material compliance with all of the terms and requirements of each Governmental Authorization Fairly Disclosed or required to be Fairly Disclosed;

(ii)
no event has occurred or circumstance exists that may (with or without notice or lapse of time): (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization Fairly Disclosed or required to be Fairly Disclosed, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization Fairly Disclosed or required to be Fairly Disclosed , except, in each case, for violations that would not reasonably be expected to give rise to a Material Adverse Effect;
(iii)
the Company has not received, at any time since its incorporation, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding: (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization, except, in each case, for violations that would not reasonably be expected to give rise to a Material Adverse Effect; and
(d)
all applications required to have been filed for the renewal of the Governmental Authorizations Fairly Disclosed or required to be Fairly Disclosed have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.The Governmental Authorizations Fairly Disclosed collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its businesses in the manner it currently conducts and operates such businesses and to permit the Company to own and use its assets in the manner in which they currently own and use such assets.
6.15
MICAR Compliance. In connection with the sale of any SQD Tokens provided under this Agreement or otherwise, the Seller complies, and has complied, at all times with Article 89 – 92 of the Regulation (EU) 2023/1114 of the European Parliament and of the Council of May 31, 2023, on Markets in Crypto-Assets, as amended, supplemented or replaced from time to time (“MICAR”), and the Seller:
i.
will not engage in insider dealing (Article 89), including possessing inside information and using it to acquire or dispose of crypto-assets (directly or indirectly, for its own account or that of a third party), cancelling or amending orders placed before receipt of inside information, or recommending or inducing another to do any of the foregoing;
ii.
will not unlawfully disclose inside information (Article 90 MICAR), including any onward disclosure of recommendations or inducements based on inside information outside the normal exercise of employment, profession or duties; and
iii.
will not engage in market manipulation (Article 91 MICAR), including, without legitimate reason, entering into transactions or placing orders that give or are likely to give false or misleading signals as to the supply, demand or price of crypto-assets or secure prices at an abnormal or artificial level; employing fictitious devices or other deceptive contrivances to affect crypto-asset prices; disseminating false or misleading information or rumours; securing a dominant position to fix prices or create unfair trading conditions; placing, cancelling or modifying orders to disrupt or delay trading-platform functioning, obscure genuine orders or create false signals; or leveraging media access to voice opinions without proper and effective disclosure of conflicts of interest.
6.16
Legal Proceedings; Orders.
(a)
Except as Fairly Disclosed, there is no pending Proceeding:
(i)
that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or
(ii)
that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

To the Knowledge of the Seller, (1) no such Proceeding has been threatened, and (2) no event has occurred, or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Seller has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to any Proceeding Fairly Disclosed. The Proceedings which are Fairly Disclosed will not have a Material Adverse Effect on the business, operations, assets, condition, or prospects of the Company.

(b)
Except as Fairly Disclosed:
(i)
there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;
(ii)
the Seller is not subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and
(iii)
to the Knowledge of the Seller and the Company, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.
(c)
Except as Fairly Disclosed:
(i)
the Company is, and at all times since its incorporation has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

(ii)
no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and
(iii)
Company has not received, at any time since its incorporation, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.
6.17
Absence of Certain Changes and Events. Except as Fairly Disclosed, since the date of the Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:
(c)
change in the Company’s authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company (other than that contemplated by this Agreement); issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;
(d)
amendment to the Organizational Documents of the Company;
(e)
payment by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;
(f)
adoption of payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any Person;
(g)
damage to or destruction or loss of any asset or property of either Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;
(h)
entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or

(ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least US$50,000;

(i)
sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

(j)
cancellation or waiver of any claims or rights with a value to the Company in excess of US$50,000;
(k)
material change in the accounting methods used by the Company; or

(j)
agreement, whether oral or written, by the Company to do any of the foregoing.

6.18
Contracts; No Defaults.
(j)
The Seller has delivered to the Buyer true and complete copies, of:
(i)
each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of US$50,000;
(ii)
each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of US$50,000;
(iii)
each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than US$50,000 and with terms of less than one year);
(iv)
each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;
(v)
omitted;
(vi)
each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;
(vii)
each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person;
(viii)
each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;
(ix)
each power of attorney that is currently effective and

outstanding;

(x)
each Applicable Contract entered into other than in the

Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

US$50,000;

(xi)
(xii)
each written warranty, guaranty, and or other similar

undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

(xiii)
each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

Reasonably complete details concerning any such Contracts, including the parties to the Contracts, and the amount of the remaining commitment of the Company under the Contracts have been Fairly Disclosed.

(b)
Except as Fairly Disclosed:
(iii)
neither the Seller nor any Related Person thereof has or may acquire any rights under, and neither the Seller nor any Related Person has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and
(xiv)
to the Knowledge of the Seller, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.
(c)
Except as Fairly Disclosed, each Contract Fairly Disclosed or required to be Fairly Disclosed by virtue of section 6.18(a) of this Agreement is in full force and effect and is valid and enforceable in accordance with its terms.
(d)
The Company is, and for the past six (6) years has been, in material compliance with all material terms and requirements of each Contract under which the Company has or had any obligation or liability or by which such Company or any of the assets owned or used by the Company is or was bound.
(e)
There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and, to the Knowledge of the Seller, no such Person has made written demand for such renegotiation.
(f)
The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company has been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

6.19
SQD Token.
(a)
The SQD Token has been properly classified by the Company and its counsel as other crypto-asset (utility token) and not as a security token, e-money token or financial instrument under Applicable Law (“Classification”). This Classification accurately reflects the actual circumstances and the functions, characteristics, and use-cases of the tokens correspond to the factual circumstances underlying the Classification. Furthermore, since the Classification, no amendments, modifications, or other changes have been made to the functions, characteristics, or use-cases of the tokens that would adversely affect or alter the validity of such legal qualification.

(b)
As at Closing, the Company holds at least 160,000,000 SQD Tokens in the Company Wallets which are not Encumbered.
(c)
The token supply information as Disclosed is accurate in all respects.
(d)
The governance mechanism for the SQD Tokens has been technically implemented as Disclosed and token holders have technically the stated rights to participate in technical and operational decision-making as Disclosed.
(e)
All material relationships with trading platforms have been Disclosed and there are no undisclosed conflicts of interest.
(f)
All smart contracts have undergone comprehensive third-party security audits, including the ChainSecurity April 2024 review and Pashov Audit Group assessment, and that all material vulnerabilities identified have been addressed.
(g)
The smart contracts implementing the SQD Token, as outlined in the ChainSecurity audit of April 2024 and the Pashov Audit Group audit are free from material vulnerabilities, bugs, or security flaws that could compromise the functionality or security of the SQD Token.
(h)
The Company has implemented appropriate cybersecurity measures and has not suffered any material security breaches, hacks, or unauthorised access to its systems.

The Company has not provided any prior (written) consent granting rights of redemption or assignability under any simple agreement for future tokens (SAFT). For clarification, any purchase or repurchase offer of SQD Tokens made by the Company to any SAFT purchasing, whether during the lock-up period or after the full satisfaction or expiration of such SAFT (including delivery of the SQD Tokens), was made at the Company’s sole discretion and shall not be deemed to constitute a consent or right falling under this warranty.

6.20
Subsquid Network.
(a)
The Subsquid Network operates as described in the SQD White Paper and that the SQD Token provides the stated technical utility functions for network participation and governance. The SQD White Paper contains all material information relevant to the operation and governance of the SQD Tokens and the Subsquid Network, and there are no material omissions that would affect the import of the contents of such SQD White Paper.

(b)
There have been no material adverse changes to the business, financial condition, or prospects of the Company since the SQD White Paper notification date.
(c)
All material partnerships and third-party service providers necessary for the Subsquid Network's operation remain in good standing and that there are no material disputes or termination risks.
(d)
The development milestones and objectives Tech and Product Roadmap (including as to timeframe) are achievable and that there are no material obstacles to their implementation.
(e)
The Company does not operate or control the Subsquid Network and has properly communicated the implications of this to stakeholders.
6.21
Employees and Directors. The Seller has provided to the Buyer a list of all employees and directors of the Company, along with such employees’ and directors’ names, job titles, compensation, in each case up to and through the dates of the Balance Sheet. No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will affect: (i) the performance of his or her duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any agreement with the Seller or the Company by any such employee or director.
6.22
Labor Relations; Compliance. The Company has not any labor- or employment- related disputes, either existing, disputed, contingent or otherwise. All employment-related liabilities up to the date of the Balance Sheet are accurate.
6.23
Intellectual Property.
(b)
Intellectual Property Assets -- The term “Intellectual Property Assets”

includes:

(i)
all patents, patent applications, and inventions and discoveries held by the Company that may be patentable (collectively, “Patents”);

(ii)
all copyrights in both published works and unpublished works (collectively, “Copyrights”); and

(iii)
all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”); owned, used, or licensed by the Company as licensee or licensor.

(b)
Agreements -- A complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than US$50,000 under which the Company is the licensee have been Fairly Disclosed. There are no outstanding and, to the Knowledge of the Seller, no threatened disputes or disagreements with respect to any such agreement.
(c)
Know-How Necessary for the Business.
(i)
The Intellectual Property Assets constitute all of the intellectual property necessary for the operation of the Company’s business as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.
(ii)
Except as Fairly Disclosed, all former and current employees (if any) of the Company, have executed written Contracts with the Company, that assigns to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company or grant the Company a perpetual, indefeasible, irrevocable, worldwide, royalty-free license. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.
(d)
Patents.
(i)
A complete and accurate list and summary description of all Patents has been Fairly Disclosed. The Company is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.
(ii)
All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii)
No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Knowledge of the Seller, there is no potentially interfering patent or patent application of any third party.
(iv)
No Patent is infringed or, to the Knowledge of the Seller, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Group Companies infringes or is alleged to infringe any patent or other proprietary right of any other Person.
(v)
All products made, used, or sold under the Patents have been marked with the proper patent notice.
(e)
Trademarks.
(v)
A complete and accurate list and summary description of all Marks has been Fairly Disclosed. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.
(vi)
All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.
(vii)
No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Knowledge of the Seller, no such action is threatened with the respect to any of the Marks.
(viii)
To the Knowledge of the Seller, there is no potentially interfering trademark or trademark application of any third party.
(ix)
No Mark is infringed or, to the Knowledge of the Seller, has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.
(x)
All products and materials containing a Mark bear the proper federal registration notice where permitted by law.
(f)
Copyrights.
(v)
A complete and accurate list and summary description of all Copyrights has been Fairly Disclosed. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(vi)
All the Copyrights have been registered – if registerable under Applicable Laws - and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.
(vii)
No Copyright is infringed or, to the Knowledge of the Seller, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

(viii)
All works encompassed by the Copyrights have been marked with the proper copyright notice.
(g)
Trade Secrets.
(iv)
With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.
(v)
Seller and the Company have taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Companies Trade Secrets.
(vi)
The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Knowledge of the Seller, have not been used, divulged, or appropriated either for the benefit of any Person (other than for the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.
(h)
Subsquid Network. The Company owns or has proper licences for all intellectual property necessary for the operation of, or included in the Subsquid software underlying, the Subsquid Network and related technologies.
6.24
Indebtedness. Except as Fairly Disclosed, the Seller has no outstanding indebtedness obligations for borrowed money.
6.25
Certain Payments. Since their respective incorporations, the Company or any director, officer, agent, or employee thereof, or to the Knowledge of the Seller any other Person associated with or acting for or on behalf of the Company, has not directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

6.26
Disclosure. No representation or warranty of the Seller in this Agreement and no statement which has been Fairly Disclosed omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.
6.27
Relationships With Related Persons. Neither the Seller nor any Related Person of the Seller nor any Related Person of the Company has, or since incorporation has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company’s business. Neither the Seller nor any Related Person of the Seller or of the Company is, or since incorporation has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a “Competing Business”) in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as Fairly Disclosed, neither the Seller nor any Related Person of the Seller nor any Related Person of the Company is party to any Contract with, or has any claim or right against, the Company.

6.28
Brokers or Finders. Neither the Seller nor its respective agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.
7.
Representations And Warranties Of Buyer.

The Buyer represents and warrants to the Seller as follows:

7.28
Organization and Good Standing. The Buyer is a company with limited liability duly organized, validly existing, and in good standing under the laws of England and Wales.
7.29
Authority; No Conflict.
(a)
This Agreement constitutes the legal, valid, and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms. Upon the execution and delivery by the Buyer of all documents to be executed by the Buyer on Closing hereof (collectively, the “Buyer’s Closing Documents”), the Buyer’s Closing Documents will constitute the legal, valid, and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer’s Closing Documents and to perform its obligations under this Agreement and the Buyer’s Closing Documents.
(b)
Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the transactions contemplated hereby will result in a breach of the Organizational Documents of the Buyer or of any Legal Requirement or Order.

(c)
Neither the execution and delivery of this Agreement by the Buyer nor the consummation or performance of any of the transactions contemplated hereby by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated hereby pursuant to:
(i)
any provision of Organizational Documents of the Buyer;
(ii)
any resolution adopted by the board of directors or the stockholders of the Buyer;
(iii)
any Legal Requirement or Order to which the Buyer may be

subject; or

(iv)
any contract to which Buyer is a party or by which the Buyer may be bound.

Buyer is not and will not be required to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

7.3
Investment Intent. Buyer is acquiring the Company Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.
7.4
Certain Proceedings. There is no pending Proceeding that has been commenced against the Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby. To the Knowledge of the Buyer, no such Proceeding has been threatened against the Buyer.
7.5
MICAR Compliance. In connection with the purchase of any SQD Tokens provided under this Agreement or otherwise, the Buyer complies, and has complied, at all times with Article 89 – 92 of the Regulation (EU) 2023/1114 of the European Parliament and of the Council of May 31, 2023, on Markets in Crypto-Assets, as amended, supplemented or replaced from time to time (“MICAR”), and the Buyer:
(c)
will not engage in insider dealing (Article 89), including possessing inside information and using it to acquire or dispose of crypto-assets (directly or indirectly, for its own account or that of a third party), cancelling or amending orders placed before receipt of inside information, or recommending or inducing another to do any of the foregoing;
(d)
will not unlawfully disclose inside information (Article 90 MICAR), including any onward disclosure of recommendations or inducements based on inside information outside the normal exercise of employment, profession or duties;
(e)
will not engage in market manipulation (Article 91 MICAR), including, without legitimate reason, entering into transactions or placing orders that give or are likely to give false or misleading signals as to the supply, demand or price of crypto-assets or secure prices at an abnormal or artificial level; employing fictitious devices or other deceptive contrivances to affect crypto-asset prices; disseminating false or misleading information or rumours; securing a dominant position to fix prices or create unfair trading conditions; placing, cancelling or modifying orders to disrupt or delay trading-platform functioning, obscure genuine orders or create false signals; or leveraging media access to voice opinions without proper and effective disclosure of conflicts of interest; and
(f)
if the Buyer qualifies as crypto asset service provider according to Article 9 (16) MICAR, the Buyer has established and will maintain effective arrangements, systems and procedures to prevent and detect market abuse according to Article 92 MICAR and will report without delay to the relevant competent authority any reasonable suspicion of market abuse, including suspicious orders, transactions or anomalies in distributed-ledger mechanisms.

8.
Covenants Of The Seller.

8.1
Pre-Closing covenants. Prior to Closing, the Seller shall (and shall procure that the Company shall):
(a)
ensure that the Buyer, its agents, and representatives are given access to the assets, systems, books and records, auditors, professional advisers, employees, and customers of the Company as the Buyer may reasonably request;
(b)
provide information regarding any material developments in relation to the business of the Company; and
(c)
provide such additional financial and other information regarding the business and affairs of the Company as the Buyer may reasonably request.
8.2
Company meetings. The Seller shall appoint the persons nominated by the Buyer as its respective proxies for any and all meetings of the Company that will be held between the date of this Agreement and the date on which name of the Buyer is reflected in the register of members of each of the Company. The Seller agrees that it shall not attend and participate in any such meetings of the Company.
8.3
Ordinary course. The Seller agrees that the Business of the Company shall be operated in its Ordinary Course of Business, from the date of this Agreement until the date on which name of the Buyer is reflected in the register of members of the Companies.
8.4
Required Approvals. As promptly as practicable after Closing, the Seller will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in connection with this Agreement the transactions contemplated hereby. Following the Closing Date, the Seller will make a commercially reasonable effort to cooperate with the Buyer with respect to all filings that the Buyer is required by Legal Requirements to make in connection with the transactions contemplated hereby.
9.
Covenants Of The Buyer.

9.1
Approvals of Governmental Bodies. As promptly as practicable after Closing, the Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by it to consummate the transactions contemplated hereby. Following the date of this Agreement, the Buyer will, and will cause each Related Person to: (i) make a commercially reasonable effort to cooperate with the Seller with respect to all filings that the Seller is required by Legal Requirements to make in connection with the transactions contemplated hereby; and (ii) cooperate with the Seller in obtaining all consents Fairly Disclosed; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.
9.2
Tax indemnity provided by the Buyer. The Buyer covenants and undertakes to Sellers that it will refrain, from any action that would result in a requalification of the tax free capital gain made by Sellers in connection with the sale of the Company Shares into taxable income in accordance with article 20a Federal law on direct federal tax (DBG) and article 7a Federal Act on the Harmonization of Direct Taxes of the Cantons and Municipalities (StHG). The Buyer’s obligations in accordance with this Section 9.2 do not apply if and to the extent Buyer provides to Sellers binding tax rulings from all competent cantonal tax authorities confirming that the relevant transaction does not result in adverse tax consequences for Sellers. The Sellers shall use reasonable efforts to support, and cooperate with, the Buyer to obtain such tax rulings and shall provide powers of attorney to the Buyer so that the latter can file requests for such Tax rulings. If during the period from the Closing Date until the 5th anniversary thereof Buyer or any of its Affiliates engages in any transaction that results in an adverse tax consequence for Sellers pursuant to this Section 9.2, Buyer shall, regardless of whether there was any fault of Buyer or any of its Affiliates, fully indemnify Sellers for and hold them harmless from all income taxes, including but not limited to default interest, other damages resulting from such non-compliance and all reasonable legal fees, cost and expenses incurred in connection therewith. The Sellers agree to notify Buyer within 10 Business Days after they receive information including any provisional or final assessments or decisions resulting in an indirect partial liquidation; but in any event within such period as will afford Buyer reasonable opportunity to timely respond to, lodge, appeal against or otherwise challenge (or instruct the Sellers to do so) such assessment or decision. The Buyer undertakes to fully impose its obligations as per this Section 9.2 on any subsequent buyer of the Company Shares and remains jointly and severally liable for any and all claims arising out of, relating to or in connection with the tax indemnity in accordance with this Section 9.2.

10.
REMEDIES.

10.1
Survival; Liability. All representations and warranties in this Agreement will survive the Closing for a period of twelve (12) months following the Closing. All covenants, and obligations will survive the Closing until performance is completed in full. Unless any particular fact, situation or relevant information is Fairly Disclosed, the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations. Article 200 CO is expressly waived.
10.2
Notice of Breach. The Buyer shall deliver a written notice to the Seller which shall include a brief summary of the facts then known about any claim for misrepresentation or breach of warranty and which shall specify the representation or warranty allegedly breached and shall state, to the extent reasonably assessable, the amount of reasonably anticipated Damage relating to such claim, as well as disclosing to the Sellers all documents and information supporting such claim (“Notice of Breach”) on the earlier of:
(a)
the date not later than 30 Business Days after the Buyer becoming aware

(i) of a misrepresentation or breach of warranty or (ii) receipt by the Buyer of notice of any claim made or threatened in writing to be made by any third party which the Buyer believes is reasonably likely to give rise to a claim for misrepresentation or breach of a warranty; or

(b)
upon the Buyer receiving any submission to, or a decision or order rendered by any court, arbitral tribunal or governmental or administrative body (including without limitation any taxation authority) which is reasonably likely to result in a claim based upon misrepresentation or the breach of a warranty, but in any event such notice shall be delivered to the Seller early enough so that the Seller has a reasonable opportunity to respond, or to require the Buyer to cause the Company to respond, to such submission or to submit a timely appeal or other challenge against such decision or order.

Failure to give Notice of Breach within the time periods set forth in this Section 10.2 shall, if the notice has been given within the time limitation set out in Section 10.1, not exclude the Seller’s liability under this Agreement in connection with the relevant matter. The Seller’s liability shall, however, be reduced or, as the case may be, excluded altogether if a Damage has been caused or aggravated by virtue of Buyer’s failure to give timely notice in accordance with this Section 10.2. If, however, the Notice of Breach has not been given within the time limitation set out this Section 10.1, the Seller’s liability shall be excluded. The Parties expressly waive Buyer’s duty to immediately inspect and notify the Sellers pursuant to, and the application of, article 201 CO.

10.3
Seller’s Right to Cure. With respect to any misrepresentation or breach of warranty notified by the Buyer to the Seller pursuant to Section 10.2 which is capable of being cured, the Seller shall have the right, within a reasonable period of time not exceeding 60 Business Days after the receipt of the Notice of Breach and at its own expense, to put the Buyer in the same position in which it would have been if the representation or warranty had been complied with.
10.4
The Seller’s Liability. Provided that the Buyer delivered to the Seller a Notice of Breach in accordance with Section 10.2 and if and to the extent the cure as per Section 10.3 cannot be effected, or is not effected within the time period set forth in Section 10.3, the Seller shall be liable to Buyer, subject to the further exclusions and limitations set forth in this Agreement, for any damage, out of pocket cost or expense, including reasonable attorney’s fees caused by such breach of warranty or misrepresentation, to the exclusion of any punitive damages, exemplary damages, aggravated damages, loss of goodwill, and any multiple portion of any multiplied damages (“Damage”).
10.5
Remedies Exclusive. The remedies provided in this Section 10.2 will be the Buyer’s sole recourse with respect to any breach as specified in this Agreement and for any Damages arising from this Agreement, other than with respect to claims for injunctive relief, where applicable and shall exclude the remedies otherwise available to the Buyer under statutory law. All other remedies including, without limitation, the right to rescind this Agreement under articles 23 et seq. and 205 CO, are expressly waived.
10.6
Omitted.
10.7
Omitted.
10.8
Limitations on Amount - Seller. Except for Fundamental Warranties, the Seller’s liability (for indemnification or otherwise) with respect to the matters described in Section 10 shall be limited to, and any Person seeking indemnification under Section 10.2 shall have recourse only to, an amount equal to USD 1,000,000 (one million US dollars) to satisfy any claim arising therefrom. The Seller’s liability for Fundamental Warranties shall be limited to USD 5,060,000 (five million and sixty thousand US dollars). Upon final determination of a claim for misrepresentation or breach of warranty against the Seller, the Seller's obligations shall be satisfied via transfer to the Buyer in cash, in cleared funds, the relevant amount to such bank account as may be notified by the Buyer to the Seller in writing. However, this Section 10.8 will not apply to any fraud by the Seller in connection with the breach of any representation or warranty or performance of any covenant hereunder.
10.9
Exclusion or of Liability -- Seller. The Seller’s liability for misrepresentation or breach of a warranty shall be reduced or excluded if and to the extent:
(a)
the Buyer or, following Closing, the Company shall have failed to use commercially reasonable best efforts to mitigate the Damage sustained by it in an amount equal to the amount of Damage that could have been avoided through such mitigation; (Schadensminderungspflicht gemäss OR);
(b)
the Buyer or the Company shall have recovered any amount in respect of such Damage from any third person, including but not limited to an insurer, in an amount equal to the amount of such actual or potential recovery, after deduction of all duly documented costs and expenses incurred in making such recovery (including reasonable attorney’s fees);
(c)
if and to the extent a specific provision, reserve or valuation allowance has expressly been or is made or included in the Financial Statements covering such claim, in an amount equal to the amount of such provision, reserve or valuation allowance; and
(d)
such claim arises or is increased as a result of any legislation, regulation, rule of law or practice not in force at the date hereof or the withdrawal after Closing of any concession previously made by any relevant authority or as a result of any change made or introduced on or after the date hereof in any legislation, regulation, rule of law or practice of any relevant authority, whether or not such change or withdrawal purports to be effective retrospectively in whole or part.
10.10
The Seller shall have no liability for Damages if such liability is attributable to any act, omission, transaction or arrangement of the Buyer (other than one to which the Sellers consented, or one which is required under the provisions of this Agreement, or in order to comply with applicable law under an enforceable court order) after the signing of this Agreement.
10.11
Limitations on Amount -- Buyer. The Buyer’s liability (for indemnification or otherwise) with respect to the matters described in Section 7 shall be limited to, and any Person bringing a claim under Section 7 shall have recourse only to, the Company Shares to satisfy any claim arising therefrom. Upon final determination of a claim against the Buyer for misrepresentation or breach of warranty or otherwise under Section 7, the Buyer’s obligations shall be satisfied only via transfer to the Seller of the number of Company Shares that represent the amount awarded to the Seller, taking into account the assumption that the value of the Company Shares shall be USD$25,300 per Company Share. However, this Section 10.9 will not apply to any fraud by the Buyer in connection with the breach of any representation or warranty or performance of any covenant hereunder.

10.12
Omitted.
10.13
Procedure for Third Party Claims.
(a)
Promptly after receipt by a party of notice of the commencement of any Proceeding against it by a third party, which may be subject to the provisions under Sections 6 or 7, such party (the "Claiming Party") will, if a claim is to be made against an the other party under such Section, give notice to the other party (the "Defending Party") of the commencement of such claim from a third party, but the failure to notify the Defending Party will not relieve the Defending Party of any liability that it may have to the Claiming Party, except to the extent that the Defending Party demonstrates that the defense of such action is prejudiced by the Claiming Party’s failure to give such notice.

(b)
If any Proceeding referred to in Section 10.13(a) is brought against a Claiming Party and it gives notice to the Defending Party of the commencement of such Proceeding, the Defending Party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the Defending Party is also a party to such Proceeding and the Claiming Party determines in good faith that joint representation would be inappropriate, or (ii) the Defending Party fails to provide reasonable assurance to the Claiming Party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the Claiming Party and, after notice from the Defending Party to the Claiming Party of its election to assume the defense of such Proceeding, the Defending Party will not, as long as it diligently conducts such defense, be liable to the Claiming Party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Claiming Party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the Defending Party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to Sections 6 or 7; (ii) no compromise or settlement of such claims may be effected by the Defending Party without the Claiming Party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Claiming Party, and (B) the sole relief provided is monetary damages that are paid in full by the Defending Party; and (iii) the Claiming Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Defending Party of the commencement of any Proceeding and the Defending Party does not, within ten days after the Claiming Party's notice is given, give notice to the Claiming Party of its election to assume the defense of such Proceeding, the Defending Party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Claiming Party.
10.14
Procedure for Other Claims. A claim for any matter not involving a third-party claim may be asserted by notice to the party against whom the claim is made.
11.
Seller's Release.
11.1
Effective as of the Closing, the Seller, on behalf of himself, and his Related Persons, employees, agents, representatives, successors and assigns (collectively, the “Seller Releasing Parties”) hereby unconditionally and irrevocably waives, releases and forever discharges the the Company and its partners, members, predecessors, directors, officers, employees, agents, representatives, successors and assigns (each a “Releasee”) from any and all claims, demands and causes of action, whether known or unknown, liquidated or contingent, relating to or arising in connection with the operation of the business of the Company on or prior to the Closing Date; provided, however, that such release shall not operate to release any such Releasee from any of the terms, conditions or other obligations that arise under this Agreement.
12.
General Provisions.

12.1
Payments. All sums payable by the Buyer to the Seller under this Agreement shall be paid free of all deductions or withholdings, save that the Buyer shall be entitled to set off against any payments it is to make to the Seller any claims it may have against the Seller.
12.2
Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants. The Seller will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.
12.3
Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as the Buyer determines, subject to any restrictions or requirements under MICAR. Unless consented to by the Buyer in advance or required by Legal Requirements, the Seller shall, and shall prior to the Closing cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Seller and the Buyer will consult with each other concerning the means by which the Company’s employees, customers, and suppliers and others having dealings with the Company will be informed of the transactions contemplated hereby, and Buyer will have the right to be present for any such communication.
12.4
Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand, (b) sent by email to the appropriate email address set forth below (or to such other email address as a party may designate by notice in writing to the other parties):

Seller: Marcel Fohrmann

Email Address:

Buyer:

Attention: Dan Wagner

Email Address :

with a copy to:

Attention: Raymond McKeeve

Email Address:

12.5
Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts at the seat of the Company, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
12.6
Further Assurances. The Parties agree: (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement, and (d) cooperate in good faith with the Buyer with respect to representations and warranties reasonably requested in connection with a future sale transaction for the Company, and which in either case shall be limited in scope, duration, survivability and indemnification to, and consistent with, the representations and warranties in this Agreement.
12.7
Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
12.8
Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.
12.9
Omitted.
12.10
Assignments, Successors, and no Third-Party Rights. No Party may assign any of its rights under this Agreement without the prior consent of the other Parties, which will not be unreasonably withheld, except that the Buyer may assign any of its rights under this Agreement to any Subsidiary of the Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.
12.11
Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
12.12
Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
12.13
Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
12.14
Governing Law. This Agreement will be governed by the laws of Switzerland without regard to conflicts of laws principles.
12.15
Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
12.16
Execution. This Agreement and any amendments or supplements thereto or mutually agreed cancellation thereof, shall be treated as a handwritten original delivered in person, to the extent that they are executed (i) using an electronic signature (such as DocuSign, Skribble or Adobe Sign, whether or not the electronic signature is issued by a provider recognized or accredited under applicable law) or (ii) by email delivery of a hand-signed PDF.

In Witness Whereof, the parties have executed and delivered this Agreement as of the date first written above.

Buyer: Rezolve ai PLC

By:/s/ Dan Wagner

Its: Chairman and CEO

Seller:

/s/ Marcel Fohrmann

Marcel Fohrmann